UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300 Sarasota, Florida 34243 (Address of principal executive offices, including zip code) (804) 527-1970 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On October 28, 2014, Rock Creek Pharmaceuticals, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) stating that, as a result of the Company’s failure to regain compliance with Listing Rule 5450(a)(1), which requires the Company to maintain a minimum bid price of $1.00 per share with respect to its common stock, the Company’s common stock is now subject to delisting from The Nasdaq Global Market. The notice further provides that, unless the Company requests an appeal of this determination, the Company’s common stock will be scheduled for delisting at the opening of business on November 6, 2014 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on Nasdaq.

The Company has appealed the Nasdaq’s determination and has requested a hearing before a hearings panel pursuant to the procedures set forth in the Nasdaq Listing Rules in order to present a plan to regain compliance with the minimum bid price requirement, which may include effecting a reverse stock split if necessary. The Company’s hearing request will stay the suspension of the Company’s common stock and the filing of the Form 25-NSE pending the panel’s decision. The Company can provide no assurance that (a) following the hearing, the hearing panel will grant the Company’s request for continued listing, or (b) the Company can maintain compliance with the other Nasdaq Listing Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan Chairman of the Board and Chief Executive Officer

Date: November 3, 2014